BancFirst Corporation
101 NORTH BROADWAY
OKLAHOMA CITY, OKLAHOMA 73102

PRESS RELEASE

For Immediate Release: Thursday, January 17, 2008
For further information call Joe T. Shockley Jr., Chief Financial Officer (405) 270-1003
or David Rainbolt, Chief Executive Officer at (405) 270-1002

BANCFIRST CORPORATION REPORTS FOURTH QUARTER EARNINGS

BancFirst Corporation (NASDAQ GSM:BANF) reported net income of $11.6 million or $0.75 diluted earnings per share for the fourth quarter, and $53.1 million or $3.33 diluted earnings per share for the year ended December 31, 2007. The results compare to $13.5 million or $0.84 diluted earnings per share in the fourth quarter of 2006, and $49.4 million or $3.07 diluted earnings per share for the year 2006. The full year’s net income included several one-time gains reported in the third quarter of 2007.

The Company’s net interest income for the fourth quarter was $37.5 million versus $36.9 million for the same period a year ago. The Company’s net interest margin was 4.54% compared to 4.71% in the fourth quarter of 2006. Total earning assets for the Company averaged $3.3 billion in the fourth quarter up from $3.1 billion a year ago. During the fourth quarter of 2007, loans increased $87 million. The loan loss provision totaled $980,000 due primarily to the fourth quarter loan growth. Nonperforming loans equaled 0.40% of total assets, virtually the same as a year ago; net charge-offs were 0.11% of loans; both well below industry peer levels. Noninterest income was $15.2 million for the quarter, up 3% over the same period in 2006. Noninterest expense for the quarter totaled $34.2 million, but included one-time expenses approximating $800,000 for branch relocation, VISA litigation expense, and certain professional fees.

At December 31, 2007, the Company’s total assets were $3.7 billion, an increase of $324 million or 9.5% over the prior year end. Loans reached $2.5 billion, an increase of $161 million or 6.9% over December 31, 2006 while deposits increased 10.6% to $3.3 billion. The Company’s equity capital was $372 million or 9.9% of total assets.

BancFirst Corporation is an Oklahoma based financial services holding company. The Company’s principal subsidiary bank, BancFirst, is Oklahoma’s largest state-chartered bank with 86 banking locations serving 44 communities across Oklahoma.

The Company may make forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 with respect to earnings, credit quality, corporate objectives, interest rates and other financial and business matters. Forward-looking statements include estimates and give management’s current expectations or forecasts of future events. The Company cautions readers that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, including economic conditions, the performance of financial markets and interest rates; legislative and regulatory actions and reforms; competition; as well as other factors, all of which change over time. Actual results may differ materially from forward-looking statements.

BancFirstCorporation
Summary Financial Information
(Dollars in thousands, except per share and share data - Unaudited)

	2007
					Year-
	Q1	Q2	Q3	Q4	To-Date
Income Statement Data:
Net interest income	$36,374	$37,437	$36,969	$37,506	$148,286
Provision for loan losses	(31)	132	2,248	980	3,329
Securities transactions	227	339	7,723	48	8,337
Total noninterest income	13,882	15,235	26,790	15,231	71,138
Salaries and employee benefits	18,790	18,937	19,513	19,574	76,814
Total noninterest expense	33,421	31,618	35,167	34,240	134,446
Net income	11,123	13,402	16,944	11,624	53,093
Per Common Share Data:
Net income-basic	0.71	0.85	1.08	0.76	3.41
Net income-diluted	0.69	0.83	1.06	0.75	3.33
Cash dividends declared	0.18	0.18	0.20	0.20	0.76
Common shares outstanding	15,721,936	15,724,536	15,201,459	15,217,233	15,217,233
Average common shares outstanding -
Basic	15,750,333	15,723,483	15,620,336	15,209,373	15,574,521
Diluted	16,113,434	16,056,768	15,951,069	15,575,630	15,944,622
Performance Ratios:
Return on average assets	1.31%	1.51%	1.88%	1.27%	1.49%
Return on average equity	12.83	14.93	18.14	12.60	14.66
Net interest margin	4.75	4.68	4.55	4.54	4.63
Efficiency ratio	66.50	60.03	55.16	64.93	61.27

	2006
					Year-
	Q1	Q2	Q3	Q4	To-Date
Income Statement Data:
Net interest income	$34,601	$35,753	36,404	36,930	$143,688
Provision for loan losses	681	917	315	(123)	1,790
Securities transactions	--	139	246	141	526
Total noninterest income	13,409	14,732	15,501	14,782	58,424
Salaries and employee benefits	17,618	17,346	17,741	17,631	70,336
Total noninterest expense	30,292	30,826	31,609	31,830	124,557
Net income	10,881	12,209	12,740	13,522	49,352
Per Common Share Data:
Net income-basic	0.69	0.78	0.81	0.86	3.13
Net income-diluted	0.68	0.76	0.79	0.84	3.07
Cash dividends declared	0.16	0.16	0.18	0.18	0.68
Common shares outstanding	15,687,840	15,716,195	15,742,171	15,764,310	15,764,310
Average common shares outstanding -
Basic	15,666,676	15,702,060	15,732,307	15,751,044	15,713,306
Diluted	16,045,822	16,080,423	16,112,809	16,149,063	16,094,844
Performance Ratios:
Return on average assets	1.33%	1.46%	1.50%	1.55%	1.46%
Return on average equity	14.03	15.49	15.44	15.38	15.10
Net interest margin	4.77	4.78	4.77	4.71	4.75
Efficiency ratio	63.09	61.06	60.90	61.55	61.63

BancFirst Corporation
Summary Financial Information
(Dollars in thousands, except per share data - Unaudited)

	2007
	Q1	Q2	Q3	Q4
Balance Sheet Data:
Total assets	$3,521,686	$3,601,866	$3,546,338	$3,743,006
Total loans	2,336,028	2,345,838	2,399,982	2,487,099
Allowance for loan losses	(27,493)	(27,568)	(28,828)	(29,127)
Securities	430,765	459,271	464,534	467,719
Deposits	3,069,206	3,151,553	3,119,775	3,288,504
Stockholders' equity	355,478	364,547	358,871	371,962
Book value per common share	22.61	23.18	23.61	24.44
Tangible book value per common share	20.09	20.46	20.80	21.66
Balance Sheet Ratios:
Average loans to deposits	77.50%	75.02%	75.51%	76.21%
Average earning assets to total assets	90.77	90.74	90.89	91.03
Average stockholders' equity to average assets	10.18	10.11	10.35	10.09
Asset Quality Data:
Past due loans	$1,688	$1,276	$1,022	$823
Nonaccrual loans	9,909	13,372	13,146	11,568
Restructured loans	792	912	989	1,121
Total nonperforming and restructured loans	12,389	15,560	15,157	13,512
Other real estate owned and repossessed assets	1,233	1,098	1,300	1,568
Total nonperforming and restructured assets	13,622	16,658	16,457	15,080
Nonperforming and restructured loans to total loans	0.53%	0.66%	0.63%	0.54%
Nonperforming and restructured assets to total assets	0.39	0.46	0.46	0.40
Allowance to total loans	1.18	1.18	1.20	1.17
Allowance to nonperforming and restructured loans	221.90	177.18	190.20	215.57
Net charge-offs to average loans	0.03	0.01	0.17	0.11

	2006
	Q1	Q2	Q3	Q4
Balance Sheet Data:
Total assets	$3,357,717	$3,389,689	$3,424,495	3,419,132
Total loans	2,306,317	2,339,959	2,332,838	2,325,548
Allowance for loan losses	(27,789)	(28,227)	(28,988)	(27,700)
Securities	428,222	434,696	422,650	432,910
Deposits	2,934,980	2,954,960	2,967,056	2,974,305
Stockholders' equity	310,698	320,430	335,148	348,913
Book value per common share	19.81	20.39	21.29	22.13
Tangible book value per common share	17.35	17.95	18.75	19.61
Balance Sheet Ratios:
Average loans to deposits	80.39%	79.13%	79.27%	78.03%
Average earning assets to total assets	89.55	90.16	90.36	90.71
Average stockholders' equity to average assets	9.50	9.46	9.70	10.08
Asset Quality Data:
Past due loans	$1,204	$612	$727	$1,884
Nonaccrual loans	8,238	7,244	8,960	9,371
Restructured loans	720	727	782	715
Total nonperforming and restructured loans	10,162	8,583	10,469	11,970
Other real estate owned and repossessed assets	2,075	2,657	2,548	1,675
Total nonperforming and restructured assets	12,237	11,240	13,017	13,645
Nonperforming and restructured loans to total loans	0.40%	0.37%	0.45%	0.51%
Nonperforming and restructured assets to total assets	0.36	0.33	0.38	0.40
Allowance to total loans	1.20	1.21	1.24	1.19
Allowance to nonperforming and restructured loans	303.31	328.88	276.91	231.41
Net charge-offs to average loans	0.07	0.08	0.01	0.20

BancFirst Corporation
Consolidated Average Balance Sheets
And Interest Margin Analysis
Taxable Equivalent Basis
(Dollars in thousands - Unaudited)

	Three Months Ended December 31, 2007			Twelve Months Ended December 31, 2007
	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
ASSETS
Earning assets:
Loans	$2,423,589	$48,118	7.88	$2,364,618	$190,173	8.04%
Securities - taxable	429,814	4,649	4.29	411,443	18,397	4.47
Securities - tax exempt	35,286	531	5.97	35,657	2,151	6.03
Federal funds sold	412,927	4,828	4.64	419,675	21,167	5.04
Total earning assets	3,301,616	58,126	6.98	3,231,393	231,888	7.18

Nonearning assets:
Cash and due from banks	136,972			139,919
Interest receivable and other assets	217,118			213,081
Allowance for loan losses	(28,745)			(27,890)
Total nonearning assets	325,345			325,110
Total assets	$3,626,961			$3,556,503

LIABILITIES AND
STOCKHOLDERS’ EQUITY
Interest-bearing liabilities:
Transaction deposits	$390,911	$685	0.70%	$398,786	$2,989	0.75%
Savings deposits	1,093,677	9,767	3.54	1,048,935	39,944	3.81
Time deposits	796,254	9,066	4.52	784,405	35,673	4.55
Short-term borrowings	27,878	322	4.58	33,584	1,667	4.96
Long-term borrowings	625	8	5.08	931	50	5.37
Junior subordinated debentures	26,805	491	7.27	27,832	2,140	7.69
Total interest-bearing liabilities	2,336,150	20,339	3.45	2,294,473	82,463	3.59

Interest-free funds:
Noninterest bearing deposits	899,246			877,474
Interest payable and other liabilities	25,432			22,426
Stockholders’ equity	366,133			362,130
Total interest free-funds	1,290,811			1,262,030
Total liabilities and stockholders’ equity	$3,626,961			$3,556,503
Net interest income		$37,787			$149,425
Net interest spread			3.53%			3.59%
Net interest margin			4.54%			4.63%